EXHIBIT 21

CROWN CASTLE INTERNATIONAL CORP. SUBSIDIARIES

Crown Castle Operating Company (f/k/a Crown Castle USA Holdings Company), a Delaware corporation

Crown Communication Inc., a Delaware corporation (d/b/a/ Crown Communications, CrownCom)

Crown Castle USA Inc. (f/k/a Crown Network Systems, Inc.), a Pennsylvania corporation

Crown Castle PT Inc., a Delaware corporation

Crown Castle South LLC, a Delaware limited liability company

Crown Castle GT Corp., a Delaware corporation

Crown Castle Operating LLC, a Delaware limited liability company

Crown Castle Australia Holdings Pty Limited, an Australian limited liability company

Crown Castle Australia Pty Ltd (f/k/a CCAL Towers Pty Ltd.), an Australian limited liability company

Crown Castle CA Corp., a Delaware corporation

CC Castle International LLC, a Delaware limited liability company

Crown Castle Towers 05 LLC, a Delaware limited liability company

Crown Castle Towers LLC, a Delaware limited liability company

CC Towers Guarantor LLC, a Delaware limited liability company

CC Towers Holding LLC, a Delaware limited liability company

Crown Atlantic Company LLC, a Delaware limited liability company

Crown Castle GT Company LLC, a Delaware limited liability company

CCGS Holdings LLC, a Delaware limited liability company

Global Signal Operating Partnership, LP, a Delaware limited partnership

Global Signal Holdings III LLC, a Delaware limited liability company

Pinnacle Towers Acquisition LLC, a Delaware limited liability company

Global Signal Acquisitions II LLC, a Delaware limited liability company

Global Signal Acquisitions III LLC, a Delaware limited liability company

Global Signal Holdings V LLC, a Delaware limited liability company

Pinnacle Towers LLC, a Delaware limited liability company